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                                                                    EXHIBIT 99.2




             [Letterhead of GnazzoThill, A Professional Corporation]




                                                                    May 29, 2002



TO THE PARTIES LISTED
ON SCHEDULE A HERETO


               Re:    Sequoia Mortgage Trust 7


Ladies and Gentlemen:

        You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Trust 7 (the "Issuer") and the $577,196,698.00 Sequoia Mortgage Trust 7 Collateralized Mortgage Bonds issued by it (the "Bonds"). The Issuer is a statutory business trust formed by Sequoia Mortgage Funding Corporation (the "Depositor") pursuant to the Deposit Trust Agreement, dated as of May 1, 2002 (the "Deposit Trust Agreement"), between the Depositor and Wilmington Trust Company, as Owner Trustee. The Bonds are being issued pursuant to an Indenture, dated as of May 1, 2002 (the "Indenture") among the Issuer, HSBC Bank USA, as Trustee, and Wells Fargo Bank Minnesota, National Association, as Master Servicer. Reference is hereby made to the Depositor's Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-22681), including a prospectus (such prospectus as amended through the date hereof, the "Prospectus"), filed with the Securities and Exchange Commission under the Securities Act of 1933 on March 4, 1997 and declared effective by the Securities and Exchange Commission on May 29, 1997, along with the Post-Effective Amendment No. 1 to Form S-3 Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 12, 2000 and declared effective on May 24, 2000, and the Prospectus Supplement, dated May 16, 2002 (the "Prospectus Supplement"). Each capitalized term used but not defined herein has the meaning assigned thereto in the Indenture.

        We have acted as special tax counsel to Sequoia Mortgage Funding Corporation (the "Depositor") in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement used in connection with the issuance of the Bonds. In formulating our opinions, we have reviewed final copies, dated on or before the date hereof, of (i) the Prospectus and the Prospectus Supplement,
(ii) the Indenture and the Bonds, (iii) the Deposit Trust Agreement, (iv) the Mortgage Loan Purchase and Sale Agreement, (v) that certain Management Agreement, dated as of May 1, 2002, by and between Redwood Trust, Inc. and the Issuer, (vi) the Assignment, Assumption and Recognition Agreements, dated as of May 29, 2002 assigning rights under the Purchase Agreements and the Servicing Agreements (the "Acknowledgments"), (vii) the Servicing Agreements and (viii) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.


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        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

        Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

        Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Estate as consisting of an upper-tier REMIC and a lower-tier REMIC, each comprised of the assets and interests specified in the Indenture and (ii) compliance with the provisions of the Deposit Trust Agreement, the Indenture, the Mortgage Loan Purchase and Sale Agreement, the Acknowledgments and the Servicing Agreements, for federal income tax purposes:

        1. the statements in the Prospectus under the heading "Federal Income Tax Consequences", as supplemented or modified by the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect to Federal income tax matters, are correct in all material respects;

        2. the Trust Estate will consist of two segregated asset pools, each of which will qualify as a REMIC within the meaning of Section 860D of the Code;

        3. the Class A, Class X-1, Class X-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Bonds will represent "regular interests" in the Upper-Tier REMIC and the Class A-R Bond will represent the sole "residual interest" in the each of the Upper-Tier REMIC and Lower-Tier REMIC, each within the meaning of Section 860G of the Code as in effect on the date hereof;

        4. each Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the Holders of the Class X-1 or Class X-2 Bonds, as applicable; and

        5. the rights of the Holders of the Class A and Class B-1 Bonds with respect to the Basis Risk Reserve Funds represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).

        Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Issuer, the Trust Estate, or to any other securities issued by them, or under any law other than the federal income tax laws.


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        We are furnishing this opinion to you solely in connection with the initial sale of the Bonds and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.




                                    Very truly yours,


                                    /s/ GnazzoThill, A Professional Corporation


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                                   SCHEDULE A



Sequoia Mortgage Funding Corporation
591 Redwood Highway
Suite 3120
Mill Valley, CA 94941


Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, NY 10022


Wells Fargo Bank Minnesota,
  National Association
6th and Marquette
Minneapolis, MN 55479